UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2010 (November 20, 2010)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant’s Certifying Accountant

(a)           Following discussions among representatives of the Audit Committee of the Board of Directors (the “Audit Committee”) of National Penn Bancshares, Inc. (“National Penn”), National Penn senior management and Grant Thornton LLP (“Grant Thornton”), National Penn's independent registered public accounting firm, the Audit Committee and Grant Thornton each have determined that Grant Thornton's independence could be impaired under applicable regulations.  These determinations follow a decision by National Penn’s insurer, which previously paid National Penn approximately $4.2 million in settlement of a claim related to previously disclosed fraud discovered in 2008, that notified Grant Thornton of its intention to pursue a subrogation claim against Grant Thornton.

On November 20, 2010, Grant Thornton provided written notice to National Penn that Grant Thornton has determined it must resign as National Penn’s independent registered public accounting firm, effective immediately.  On November 22, 2010, the Audit Committee accepted Grant Thornton’s resignation.  National Penn has requested proposals from nationally recognized accounting firms to audit National Penn’s 2010 financial statements, and has engaged a new independent registered public accounting firm.  (See section (b) below.)

The audit reports of Grant Thornton on National Penn’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and 2008 and any subsequent interim period through November 22, 2010, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its opinion.

During the years ended December 31, 2009 and 2008 and any subsequent interim period through November 22, 2010, there was one reportable event as described in Item 304(a)(1)(v)(A) of Regulation S-K under the Securities Act of 1933, as amended (“Securities Act”),  in that Management’s Report on Internal Control over Financial Reporting (“Management’s Report”) and Grant Thornton’s Report of Independent Registered Public Accounting Firm on internal control over financial reporting for the year ended December 31, 2008 included discussion of the following two control deficiencies that, in combination, constituted a material weakness.  First, there was an inadequate segregation of duties consistent with control objectives. Additionally, there were inadequate controls limiting access to the information technology systems in retail loan accounting and other support areas, which, when combined with inadequate segregation of duties, resulted in management concluding that there was a material weakness in internal control over financial reporting.

Full disclosure of this weakness is in Management’s Report included in Item 9A of Form 10-K of National Penn for the year ended December 31, 2008.  Management’s Report included in Item 9A of Form 10-K of National Penn for the year ended December 31, 2009, states that such weakness was remediated in 2009.  There were no other reportable events as described in Item 304(a)(1)(v).

On November 22, 2010, National Penn provided Grant Thornton with a copy of the disclosure contained in this Current Report on Form 8-K.  Grant Thornton has furnished National Penn with a letter addressed to the Securities and Exchange Commission stating their agreement with the disclosure concerning Grant Thornton contained herein.  Attached hereto as Exhibit 16.1 is Grant Thornton’s letter dated November 24, 2010.

(b)           On November 22, 2010, the Audit Committee retained KPMG LLP (“KPMG”) as National Penn’s new independent registered public accounting firm.  During the years ended December 31, 2009 and 2008 and any subsequent interim period through November 22, 2010, National Penn has not consulted with KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on National Penn’s financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K under the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits.

16.1	Letter dated November 24, 2010 from Grant Thornton LLP to the Securities and Exchange Commission regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By:	/s/ Scott V. Fainor
Name:	Scott V. Fainor
Title:	President and CEO

Dated:  November 24, 2010

EXHIBIT INDEX

Number	Description

16.1	Letter dated November 24, 2010 from Grant Thornton LLP to the Securities and Exchange Commission regarding change in certifying accountant